                                                                  Exhibit 23.1

                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 31, 2000, on the consolidated financial statements of Source One Wireless, Inc. and Subsidiaries included in Amendment No. 1 to the Current Report of Aquis Communications Group, Inc. (Commission File No. 1-13002), dated January 31, 2000, into Aquis Communications Group, Inc.'s (formerly known as Paging Partners Corporation) previously filed S-3 Registration Statements, File No. 333-07737 and File No. 333-24355, and into the Company's previously filed S-8 Registration Statement, File No. 333-11141.


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

Chicago, Illinois
April 17, 2000